CONSOLIDATED FINANCIAL STATEMENTS
AND INDEPENDENT AUDITORS’ REPORT

GONE OFF DEEP, LLC AND SUBSIDIARY

SEPTEMBER 30, 2008

Gone Off Deep, LLC and Subsidiary

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Members
Gone Off Deep, LLC

We have audited the accompanying consolidated balance sheet of Gone Off Deep, LLC and subsidiary (the Company) as of September 30, 2008, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gone Off Deep, LLC and subsidiary as of September 30, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

On October 10, 2008, SouthPeak Interactive Corporation acquired substantially all of the outstanding membership interests of the Company, as further described in note 8 to the consolidated financial statements.

/s/ Reznick Group, P.C.

Vienna, Virginia
December 23, 2008

Gone Off Deep, LLC and Subsidiary

CONSOLIDATED BALANCE SHEET

September 30, 2008

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$394,853
Accounts receivable, net of allowance for doubtful accounts of $267,449	505,297
Inventories	158,599
Current portion of advances on royalties	2,820,000
Prepaid expenses and other current assets	86,696

Total current assets	3,965,445

Advances of royalties, net of current portion	590,000
Property and equipment, net	210,750
Other assets	22,681

$4,788,876

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$7,302,740
Accrued expenses and other current liabilities	1,243,319
Current portion of customer advances	12,575,004
Due to customer	634,402
Accrued royalty	672,977
Accrued expenses - related party	206,661

Total current liabilities	22,635,103

Customer advances, net of current portion	250,005

TOTAL LIABILITIES	22,885,108

COMMITMENTS AND CONTINGENCIES	-

REDEEMABLE PREFERRED MEMBERSHIP INTEREST (Note 7)	32,350,046

MEMBERS’ DEFICIT
Common members’ deficit	(50,563,342)
Accumulated other comprehensive income	117,064

Total members’ deficit	(50,446,278)

$4,788,876

See notes to consolidated financial statements

Gone Off Deep, LLC and Subsidiary

CONSOLIDATED STATEMENT OF OPERATIONS

Year ended September 30, 2008

NET REVENUES	$3,681,849

COSTS AND EXPENSES
Product costs	4,705,194
Royalties	4,341,595
Impairment of prepaid royalties and guarantees	28,945,221
Sales and marketing	7,450,732
General and administrative	3,309,790

Total costs and expenses	48,752,532

NET LOSS	$(45,070,683)

See notes to consolidated financial statements

Gone Off Deep, LLC and Subsidiary

CONSOLIDATED STATEMENT OF CHANGES IN
MEMBERS’ DEFICIT

Year ended September 30, 2008

	Common Members’ Deficit	Accumulated Other Comprehensive Income	Total

Balance, September 30, 2007	$(3,390,476)	$-	$(3,390,476)

Net loss	(45,070,683)	-	(45,070,683)
Foreign currency translation adjustment	-	117,064	117,064
Total comprehensive loss	-	-	(44,953,619)
Dividend accretion on preferred membership interest	(2,102,183)	-	(2,102,183)

Balance, September 30, 2008	$(50,563,342)	$117,064	$(50,446,278)

See notes to consolidated financial statements

Gone Off Deep, LLC and Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended September 30, 2008

OPERATING ACTIVITIES
Net loss	$(45,070,683)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	267,449
Allowances for price protection, returns and defective merchandise	873,981
Inventory impairment charge	161,778
Amortization of royalties	3,741,430
Royalties impairment charge	28,945,221
Depreciation and amortization	47,678
Loss on disposal of fixed assets	2,284
Changes in operating assets and liabilities:
Accounts receivable	(772,746)
Inventories	290,663
Advances on royalties	(19,296,397)
Prepaid expenses and other current assets	(79,409)
Accounts payable	4,442,855
Accrued expenses and other current liabilities	171,547
Customer advances	12,942,073
Due to customers	634,402
Accrued royalty	672,977
Accrued expenses - related party	192,855

Total adjustments	33,238,641

Net cash used in operating activities	(11,832,042)

INVESTING ACTIVITIES
Purchases of property and equipment	(71,398)

Net cash used in investing activities	(71,398)

FINANCING ACTIVITIES
Proceeds from the sale of preferred membership interests	12,246,500

Net cash provided by financing activities	12,246,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	343,060

CASH AND CASH EQUIVALENTS, September 30, 2007	51,793

CASH AND CASH EQUIVALENTS, September 30, 2008	$394,853

See notes to consolidated financial statements

Gone Off Deep, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

Gone Off Deep, LLC. and its wholly-owned subsidiary, Gamecock Media Europe, Ltd., (hereinafter collectively referred to as Gamecock, or the Company) is a publisher and distributor of interactive entertainment software. The Company offers products for all popular game systems, including Sony PlayStation 3 (PS3), Microsoft Xbox 360 (Xbox360) console systems, and Nintendo Dual Screen (NDS) hand-held devices, and for the personal computer (PC).

The Company maintains its operations in the United States and the United Kingdom (UK). The Company sells its games to retailers and distributors in North America and primarily to distributors in Europe.

Sale of Membership Interest

On October 10, 2008, SouthPeak Interactive Corporation acquired substantially all of the of the outstanding membership interests of the Company (see Note 8).

Significant Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense competition, potential government regulation and rapid technological change.  The Company's operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other business risks associated with such a company.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Gone Off Deep, LLC, and its wholly-owned subsidiary, Gamecock Media Europe, Ltd (a company incorporated in the United Kingdom, which commenced operations in December 2007). All intercompany accounts and transactions have been eliminated in consolidation.

Concentrations of Credit Risk, Major Customers and Vendors

The financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash balances with financial institutions and accounts receivable. At various times during the year ended September 30, 2008, the Company had deposits in excess of the Federal Deposit Insurance Corporation (FDIC) limit at a financial institution in the United States; and at various times during the year ended September 30, 2008 the Company had deposits in excess of the Financial Services Compensation Scheme (FSCS) limit at a financial institution in the UK.  The Company has not experienced any losses on these accounts.

The Company does not generally require collateral or other security to support accounts receivable. Management must make estimates of the uncollectibility of the accounts receivable. The Company considers accounts receivable past due based on how recently payments have been received. The Company has established an allowance for doubtful accounts based upon the facts surrounding the credit risk of specific customers, past collections history and other factors.

Gone Off Deep, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

September 30, 2008

The Company has three customers, Navarre Distribution Services, GameStop, and Ditan Synergex that accounted for 24%, 11% and 10%, respectively, of consolidated gross revenues for the year ended September 30, 2008.  Navarre Distribution Services and Ditan Synergex accounted for 41% and 46%, respectively, of consolidated gross accounts receivable at September 30, 2008.

The Company publishes video games for the proprietary console and hand-held platforms created by Microsoft, Sony and Nintendo, pursuant to the licenses they have granted to the Company. Should the Company’s license with any of such three platform developers not be renewed by the developer, it would cause a disruption in the Company’s operations. The Company expects that such contracts will be renewed in the normal course of business.

Cash and Cash Equivalents

The Company considers all highly liquid investments with insignificant interest rate risks and original maturities of three months or less from the date of purchase to be cash equivalents.  The carry amounts of cash and cash equivalents approximate their fair values.

Allowance for Doubtful Accounts

Management establishes an allowance for doubtful accounts based on qualitative and quantitative review of credit profiles of the Company's customers, contractual terms and conditions, current economic trends and historical payment, return and discount experience. Management reassesses the allowance for doubtful accounts each period. As with any set of assumptions, there is a range of reasonably likely amounts that may be calculated. However, the Company believes there would be no significant difference in the amount using other reasonable assumptions than those used to arrive at the allowance for doubtful accounts. The Company regularly reviews the factors that influence its estimates and, if necessary, makes adjustments when it believes that the actual allowance for doubtful accounts may differ from the established reserve.

Inventories

Inventories, which consist principally of finished goods, are stated at the lower of cost (first-in, first-out) or market. The Company estimates the net realizable value of slow-moving inventory on a title by title basis and charges the excess of cost over net realizable value to “cost of goods sold – product costs.” Significant changes in demand for the Company’s products would impact management’s estimates in establishing the inventory provision. Inventory costs include licensing fees paid to platform proprietors. These licensing fees include the cost to manufacture the game cartridges. Such licensing fees included in “costs of goods sold – product costs” amounted to $1,175,516 for the year ended September 30, 2008. Licensing fees included in inventory at September 30, 2008 totaled $136,648.

Gone Off Deep, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

September 30, 2008

Advances on Royalties

The Company utilizes third parties to develop its games and makes payments to third-party developers as they reach certain contract milestones. The Company enters into contracts with third-party developers once the game design has been approved by the platform proprietors and is technologically feasible.  The Company capitalizes such payments to third-party developers during their development of games. These payments are considered non-refundable royalty advances and are applied against the royalty obligations owed to the third-party developer from the sales of the game. To the extent these prepaid royalties are sales performance related, the royalties are expensed against projected sales revenue at the time a game is released and charged to costs of goods sold. This normally results in expensing all prepaid royalties based upon the first and, on occasion, the second batch of shipments of the game. Any pre-release milestone payments that are not prepayments against future royalties are expensed when a game is released and charged to “royalties”. Any additional cost incurred beyond the milestone payments is expensed to “royalties”. Capitalized costs for games that are cancelled or abandoned prior to product release are charged to “royalties” in the period of cancellation.

Commencing upon product release, advances on royalties are amortized to “royalties” based upon the higher of (i) the contractual rate based on actual net product sales or (ii) the ratio of current revenue to total projected revenue, based on management’s estimates, usually resulting in an amortization period of six months or less. At the end of each reporting period, the Company evaluates the future recoverability of games released in prior periods, based upon an individual game’s performance.  The following criteria are used to evaluate expected product performance: historical performance of comparable products using comparable technology; and orders for the product prior to its release. During the year ended September 30, 2008, as the result of the Company's assessment of the recoverability of capitalized royalty advances, the Company recognized an impairment charge of $28,945,221 measured by the amount by which the carrying amount of the asset exceeded its fair value.

Evaluating the recoverability of advance royalties often involves assumptions and judgments that can have a significant impact on the timing and amounts the Company reports. For example, in determining the future recoverability and timing of such advance royalties, the Company must make assumptions in the assessment of expected game performance which utilizes forecasted sales amounts and estimates of additional costs to be incurred. If actual sales or revised forecasted sales fall below the initial forecasted sales for a specific game, the charge to “royalties” may be larger than expected for any particular period.

Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful lives: computer equipment and software, 3 to 5 years; and office furniture and other equipment, 5 to 10 years. Amortization of leasehold improvements is provided for over the term of the lease. When assets are retired or disposed of, the cost and accumulated depreciation and amortization thereon are removed and any resulting gains or losses are recognized in current operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Gone Off Deep, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

September 30, 2008

Impairment of Long-lived Assets

In accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” management reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded. Fair values are determined based on the discounted cash flows, quoted market values, or external appraisals, as applicable. Long-lived assets, which are assets that provide the Company with a benefit beyond one year, are reviewed for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified. During the year ended September 30, 2008, as the result of the Company's assessment of the recoverability of capitalized royalty advances, the Company recognized an impairment charge of $28,945,221 measured by the amount by which the carrying amount of the asset exceeded its fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions," which provide guidance on generally accepted accounting principles ("GAAP") for recognizing revenue on software transactions, and Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission ("SEC").  The Company evaluates revenue recognition using the following basic criteria: (i) persuasive evidence of an arrangement exists; (ii) the arrangement fee is fixed or determinable; (iii) collection of the related receivable is deemed probable; and, (iv) delivery has occurred in which title has passed.

The Company recognizes revenue from the sale of video games when the title and risk of loss transfers to the customer, which in the normal business cycle occurs at the time of shipment to the customer, provided that no significant vendor support obligations remain outstanding and that collection of the resulting receivable is deemed probable by management.

Some of the Company’s video games are developed with the ability to be connected to, and played via, the internet. In order for consumers to participate in online communities and play against one another via the internet, the Company (either directly or through outsourced arrangements with third parties) maintains servers which support an online service that the Company provides to consumers. Generally, the Company considers the online service to be incidental to the overall product offering and an inconsequential deliverable. Accordingly, the Company does not defer any revenue related to products containing the limited online service

In instances where the online service is considered a substantive deliverable in addition to the software product, the Company accounts for the sale as a "bundled" sale, or multiple element arrangement, in which the Company sells both the packaged software product and the online service for one combined price. Vendor specific objective evidence for the fair value of the online service does not exist as the Company does not separately offer or charge for the online service. Therefore, when the online service is determined to be a substantive deliverable, the Company recognizes the revenue from sales of such software products ratably over the estimated online service period of six months, beginning the month after shipment of the software product. Costs of sales related to such products are also deferred and recognized with the related revenues and include product costs and royalties.

Gone Off Deep, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

September 30, 2008

The Company recognizes revenue from consignment sales to distributors after receipt of notification from the distributor of product sales to the distributor’s customers provided that a purchase order has been received or a contract has been executed with the distributor, the sales price is fixed or determinable, the period of time the distributor has to return the product as provided in its distributor agreement has lapsed and collectability is reasonably assured.  Revenue is recorded at the net amount the distributor is obligated to pay to the Company.

In Europe, the Company has agreements that provide customers, on a title by title basis, the right to multiple copies in exchange for guaranteed minimum royalty amounts, and revenue pursuant to such agreements is recognized at delivery of the product master or the first copy. Royalties on sales that exceed the guaranteed minimum are recognized as earned.  The Company has determined that it does not have fair value of vendor specific objective evidence on its software licenses and accordingly has deferred revenue of $200,000 from these licensing agreements for the fiscal year ended September 30, 2008.

The Company generally sells its products on a no-return basis, although in certain instances, the Company may provide price protection or other allowances on certain unsold products. Price protection, when granted and applicable, allows customers a credit against amounts they owe the Company with respect to merchandise unsold by them. Revenue is recognized net of estimates of these allowances.

The Company estimates potential future product price protection and other allowances related to current period product revenue. The Company analyzes historical experience, current sell through of retailer inventory of the Company's products, current trends in the videogame market, the overall economy, changes in customer demand and acceptance of the Company's products and other related factors when evaluating the adequacy of price protection and other allowances.

Sales incentives or other consideration given by the Company to customers that are considered adjustments of the selling price of its products, such as rebates and product placement fees, are reflected as reductions of revenue. Sales incentives and other consideration that represent costs incurred by the Company for assets or services received, such as the appearance of the Company's products in a customer's national circular ad, are reflected as selling and marketing expenses.

Shipping and Handling

The Company incurs shipping and handling costs in its operations. These costs consist of freight expenses incurred for third-party shippers to transport the product to the customers. These costs are included in the “cost of goods sold - product costs” in the accompanying consolidated statements of operations. Amounts billed to customers are included in net revenues.

Advertising

The Company expenses advertising sales promotion expenses as incurred, except for production costs associated with media advertising which are deferred and charged to expense the first time the related advertisement is run. The Company engages in cooperative marketing with some of its retail channel partners. The Company accrues marketing and sales incentive costs when the revenue is recognized and such amounts are included in sales and marketing expense when there is an identifiable benefit for which the Company can reasonably estimate the fair value of the benefit; otherwise, they are recognized as a reduction of net revenues. Advertising expense for the year ended September 30, 2008 was $6,785,160 and is included in sales and marketing expense in the accompanying consolidated statements of operations.

Gone Off Deep, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

September 30, 2008

Income Taxes

Gone Off Deep, LLC, is taxed as a partnership under Subchapter K of the Internal Revenue Code. Therefore, the results of the Company’s operations are included in the taxable income of the individual members.  As a result, no provision for federal income taxes has been included in the consolidated financial statements.

Gamecock Media Europe, Ltd (a company incorporated in the United Kingdom, which commenced operations in December 2007) is subject to income tax in the United Kingdom. The Company’s United Kingdom subsidiary has recorded losses since inception.  At September 30, 2008, the Company had a foreign net operating loss carry forward of approximately $1,300,000.  At September 30, 2008, at the United Kingdom current tax rate of 30%, the estimated net tax benefit of the foreign net operating loss carry forward was approximately $390,000.  These losses and the loss incurred for the fiscal year ended September 30, 2008 represented evidence for management to estimate that a full valuation allowance for the net deferred tax assets was necessary.  As a result, no provision for foreign income taxes has been included in the consolidated financial statements.

Foreign Currency Translation

The functional currency for the Company’s foreign operations is the applicable local currency. Accounts of foreign operations are translated into U.S. dollars using exchange rates for assets and liabilities at the balance sheet date and average prevailing exchange rates for the period for revenue and expense accounts. Adjustments resulting from translation are included in other comprehensive income (loss). Realized transaction gains and losses are included in income in the period in which they occur, except on intercompany balances considered to be long term. Transaction gains and losses on intercompany balances considered to be long term are recorded in accumulated other comprehensive income. Foreign exchange transaction losses included in general and administrative expenses in the accompanying consolidated statements of operations for the year ended September 30, 2008 amounted to $98,922. Comprehensive income includes all changes in equity except those resulting from investments by owners and distributions to owners. The Company's items of accumulated other comprehensive income are foreign currency translation adjustments, which relate to investments that are considered permanent in nature and therefore do not require tax adjustments.

Use of Estimates

Accounting principles generally accepted in the United States of America require management to make estimates and assumptions in the preparation of financial statements. Such estimates and assumptions impact the reported amount of assets and liabilities at the financial statement date, and revenue and expenses for the reporting period. Among the more significant estimates included in these financial statements are the estimated customer allowances, the valuation of inventory and the recoverability of advance payments for development costs. These estimates generally involve complex issues and  require the Company to make judgments, involve analysis of historical and future trends, can require extended periods of time to resolve, and are subject to change from period to period.  Actual results could differ from those estimates.

Gone Off Deep, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

September 30, 2008

NOTE 2 - PROPERTY AND EQUIPMENT, NET

At September 30, 2008, property and equipment, net was comprised of the following:

Leasehold improvements	$15,497
Furniture and fixtures	21,449
Computer equipment	234,907
271,853
Less: accumulated depreciation and amortization	61,103

Property and equipment, net	$210,750

Depreciation and amortization expense for the year ended September 30, 2008 was $47,678.

NOTE 3 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

At September 30, 2008, accrued expenses and other current liabilities were comprised of the following:

Accrued price protection credits	$873,981
Marketing development fund credits	260,254
Accrued commissions	67,805
Customer deposits	41,279

Accrued expenses and other current liabilities	$1,243,319

NOTE 4 - ADVANCES FROM CUSTOMERS

In certain instances, licensee customers and distributors have agreed to provide the Company with cash advances on their orders. In consideration of these advances, the Company assumes certain obligations such as additional product development and costs of manufacturing games. Advances collected but not yet earned by the Company are classified as deferred revenue in the accompanying consolidated balance sheet as "Customer advances." Revenues from the advances are recognized when the underlying royalties from the sales of the related products are earned or when the Company has no significant direct continuing involvement with the underlying product or obligation to the licensee. Where the Company has significant continuing direct involvement with the underlying product or obligation to the licensee, guaranteed minimum advances are recognized at delivery of the product master to the licensee or based on sales of the related products, if greater.

The Company has entered into a publishing and distribution agreement, as amended with an interactive game publisher to distribute the Company's videogames in Europe that expires five years from the launch of the latest product. During the year ended September 30, 2008, the Company recorded in net revenues approximately $275,000 for royalties earned under the agreement that exceeded the guaranteed minimum. At September 30, 2008, under the amended agreement, the Company is guaranteed a minimum royalty of approximately $9,850,000 over the term of the agreement against which the Company has already received an advance of $7,030,000.

The Company has sales agreements with three customers, which require the Company to sell certain products to the customers. The sales agreements provide, among other matters, for the customers to advance to the Company, as of September 30, 2008, approximately $2,985,000 in the aggregate, to be applied against future sales.

Gone Off Deep, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

September 30, 2008

As of September 30, 2008, the outstanding advance from the customers was approximately $5,795,000.

NOTE 5 - RELATED PARTY TRANSACTIONS

The consolidated statements of operations reflect an allocation from an affiliate of the Company's holder of preferred interests for direct billed expenses incurred on the Company’s behalf.  Direct billed expenses were based upon actual utilization of the services, (tax, insurance, accounting, and legal expenses).  Accrued expenses due to the related party as of and for the year ended September 30, 2008 are as follows

Balance, September 30, 2007	$13,806
Expenses incurred	247,256
Less: Amounts paid	54,401

Balance, September 30, 2008	$206,661

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Developer of Intellectual Property Contracts

The Company regularly enters into contractual arrangements with third parties for the development of games. Under these agreements, the Company commits to provide specified payments to a developer, based upon contractual arrangements, and conditioned upon the achievement of specified development milestones. These payments to third-party developers typically are deemed to be advances and are recoupable against future royalties earned by the developer based on the sale of the related game.

Lease Commitments

In December 2006, the Company entered into a five year lease for its Austin, Texas office space, beginning in January 2007, with a monthly rent of approximately $7,500. The Company has the right to cancel the lease at no cost by providing one hundred eighty (180) days written notice to the Landlord, providing that Company shall not be able to cancel the lease prior to the completion of the thirty-sixth (36th) month of the lease. Office rent expense for the year ended September 30, 2008 was approximately $90,000.

In January 2008, the Company entered into a month-to-month arrangement for its United Kingdom office space, beginning in February 2008, with a monthly rent of approximately $3,500. Office rent expense for the year ended September 30, 2008 was approximately $24,000.

Gone Off Deep, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

September 30, 2008

The total future minimum commitments under these contractual arrangements in place as of September 30, 2008 are scheduled to be paid as follows:

	Software	Office
	Developers	Lease	Total

For the year ending September 30,

2009	$9,763,023	$91,850	$9,854,873
2010	991,950	95,000	1,086,950
2011	-	97,500	97,500

Total	$10,754,973	$284,350	$11,039,323

Employment Agreements

The Company has employment agreements with several members of senior management. The agreements, with terms of up to five years, provide for minimum salary levels, performance bonuses, and severance payments.

NOTE 7 - REDEEMABLE PREFERRED MEMBERSHIP INTEREST

As of September 30, 2008 there were 29,725,000 Series A Preferred Units outstanding.  The Series A Preferred Units were issued for $29,725,000. The Series A Preferred Units are redeemable at the option of the holder at any time after September 2011.  The Series A Preferred Units accrue a cumulative preferred return at a rate of 8% per annum, compounding annually and a liquidation preference equal to 1.5 times the capital contributions made for the Series A Preferred Units.  The Series A Preferred Units have a preference on distributions of available cash and upon liquidation of the Company equal to 100% of accumulated and unpaid preferred returns and 100% of the liquidation preference.  The Series A Preferred Units have a preemptive right on future issuances additional units of the Company’s membership interests, class voting with respect to board of director’s nominations and other company approvals, and co-sale, information, right of first refusal and drag-along rights.  At September 30, 2008, accrued and unpaid dividends totaled $2,625,046.

Gone Off Deep, LLC and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

September 30, 2008

NOTE 8 - SUBSEQUENT EVENTS

Sale of Membership Interest

On October 10, 2008, the Company was acquired by SouthPeak Interactive Corporation (SouthPeak), pursuant to a definitive purchase agreement (the Agreement) with VID Agon, LLC (the Seller) and VID Sub, LLC (the Member).  The Member is a wholly-owned subsidiary of the Seller and the owner of approximately 96% of the Company’s outstanding membership interests which consist of 100% of the Company's outstanding preferred interests.  Pursuant to the terms of the Agreement, SouthPeak acquired all of the outstanding membership interests of the Member in exchange for aggregate consideration of seven percent of the revenue from sales of certain videogames of the Company, net of certain distribution fees and advances, and a warrant to purchase 700,000 shares of SouthPeak’s common stock.

The Company has had executives resign for “good reason” as covered in their employment agreement. Since this was covered under the contract, the Company may be obligated to pay up to eight months of then-existing base salary effective the date of termination, and a non-compete provision shall not be enforceable for longer than the eight months from termination.

Legal

Following the acquisition, the Company has been notified of potential claims against it by two third party developers and a video game distributor. On October 22, 2008, a videogame distributer alleged various breaches of contract by the Company and threatened a claim for indemnification and termination of its contract with the Company.  On October 27, 2008, a third party developer demanded arbitration claiming breach of contract resulting from the Company’s lack of payment upon the developer’s achievement of certain milestones. On November 24, 2008, a third party developer alleged that the Company was in breach of contract resulting from lack of payment of certain royalty payments owed and that the Company had 30 days to cure such alleged breach.  The Company’s management currently believes that resolution of these matters will not have a material adverse effect on the Company’s financial position or results of operations. However, legal issues are subject to inherent uncertainties and there exists the possibility that the ultimate resolution of these issues could have a material adverse effect on the Company’s financial position and the results of operations in the period in which any such effect is recorded.